| Filed in the Office of | Business Number E0033722007-6 |
|---|---|
| FVAguilar | Filing Number 20254838312 |
| Secretary of State State Of Nevada | Filed On 4/15/2025 12:43:00 PM |
| | Number of Pages 3 |

**FRANCISCO V. AGUILAR**
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Profit Corporation:
## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
## Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

**1. Entity information:**

Name of entity as on file with the Nevada Secretary of State:
Scepter Holdings, Inc.

Entity or Nevada Business Identification Number (NVID): NV20071604605

**2. Restated or Amended and Restated Articles:** (Select one)
(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
- ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ________
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

**3. Type of Amendment Filing Being Completed:** (Select only one box)
(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57.5%
Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada: ________
Jurisdiction of formation: ________
Changes to takes the following effect:
- ☐ The entity name has been amended. ☐ Dissolution
- ☐ The purpose of the entity has been amended. ☐ Merger
- ☐ The authorized shares have been amended. ☐ Conversion
- ☐ Other: (specify changes) ________

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

**FRANCISCO V. AGUILAR**
**Secretary of State**
**401 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Profit Corporation:
## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
## Officer's Statement (PURSUANT TO NRS 80.030)

| | |
|---|---|
| **4. Effective Date and Time:** (Optional) | Date: ______ Time: ______<br>(must not be later than 90 days after the certificate is filed) |
| **5. Information Being Changed:** (Domestic corporations only) | Changes to takes the following effect:<br>☒ The entity name has been amended.<br>☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)<br>☐ The purpose of the entity has been amended.<br>☒ The authorized shares have been amended.<br>☐ The directors, managers or general partners have been amended.<br>☐ IRS tax language has been added.<br>☐ Articles have been added.<br>☐ Articles have been deleted.<br>☒ Other.<br>The articles have been amended as follows: (provide article numbers, if available)<br>Artical 3 section 4: 1 -for - 4000 reverse stock split.<br>(attach additional page(s) if necessary) |
| **6. Signature:** (Required) | X [signature] — CEO<br>Signature of Officer or Authorized Signer — Title<br>X ______ — ______<br>Signature of Officer or Authorized Signer — Title<br>*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. |

**Please include any required or optional information in space below:**
(attach additional page(s) if necessary)

The Restated Articles have been amended as set forth on the attached page.

This form must be accompanied by appropriate fees.

**Scepter Holdings, Inc./NVID: NV20071604605**
**Attachment to Certificate of Amendment dated 4/16/2025,**

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**Article One. (Name):** The name of the corporation is: Adapti, Inc.

**Article Three (Purposes), Section IV (Shares):** The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is 40,020,000,000 shares. 40,000,000,000 shares shall be Common Stock, par value $.001 per share, and 20,000,000 shares shall be Preferred Stock, par value $.001 per share.

Each 4000 issued and outstanding shares of Common Stock as of 4/16/2025, (the "Split Effective Date") shall be combined and converted automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock. No certificate representing any fractional share interest in the Corporation's post-split shares shall be issued. In lieu of any fraction of a post-split share to which the stockholder is otherwise entitled, all fractional shares shall be rounded up and a stockholder of pre-split shares will receive an entire post-split share. No cash payment shall be made to reduce or eliminate any fractional share interest. Stockholders are not required to exchange their certificates representing shares of Common Stock held prior to the reverse stock split for new certificates representing shares of Common Stock after the reverse stock split.